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                                                                  EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of HealthPlan Services Corporation on Form S-3 (File No. 333-16079) and on Form S-8 (File Nos. 33-00150, 33-97050, 33-97048, 33-92708, 333-07641, 333-07631) of
our report dated December 2, 1994, on our audit of the financial statements of HealthPlan Services Division (formerly Plan Services Division, a wholly-owned division of The Dun & Bradstreet Corporation), as of September 30, 1994, and for the nine-month period then ended, which report is included in this Annual Report on Form 10-K.



Coopers & Lybrand L.L.P.

Tampa, Florida
March 27, 1997